Exhibit 99.1

in the court of chancery of the state of delaware

10X CAPITAL VENTURE	)
ACQUISITION CORP. III, a Cayman	)
Islands company, and 10X SPARKS	)
MERGER SUB, INC., a Delaware	)
corporation,	)	C.A. No. ____-___
)
Plaintiffs,	)
)
v.	)
)
SPARKS ENERGY, INC., a Delaware	)
corporation,	)
)
Defendant.	)

VERIFIED COMPLAINT

Plaintiffs, 10X Capital Venture Acquisition Corp. III and 10X Sparks Merger Sub, Inc. (together, the “Plaintiffs”), by and through their undersigned counsel, upon knowledge as to themselves and upon information and belief as to all others, state as follows:

INTRODUCTION

1. Delaware enforces contracts. When a party signs a merger agreement, that act has legal consequences. Defendant in this case, who was advised by counsel, negotiated and signed a merger agreement but now claims that there is no binding contract and has refused to cooperate in proceeding toward a closing. Plaintiffs have therefore been forced to bring this action to determine their rights.

2. This is an action to obtain a declaratory judgment that the signed merger agreement attached hereto as Exhibit 1 constitutes a binding and enforceable contract between its signatories, Plaintiff 10X Capital Venture Acquisition Corp. III, Plaintiff 10X Sparks Merger Sub, Inc., and Defendant Sparks Energy, Inc., requiring Defendant to take certain steps as may be reasonably necessary to consummate the merger as soon as practicable.

THE PARTIES

3. Plaintiff 10X Capital Venture Acquisition Corp. III (“Plaintiff Acquiror”) is a Cayman Islands exempted special purpose acquisition company formed for the purpose of acquiring one or more operating businesses through business combinations.

4. Plaintiff 10X Sparks Merger Sub, Inc. (“Plaintiff Merger Sub”) is a Delaware corporation formed for the purpose of executing the merger with Defendant.

5. Defendant Sparks Energy, Inc. (“Defendant”) is a Delaware corporation headquartered in Alabama specializing in coordinating restoration of electricity and power-line repair following natural disasters or other disruptions.

JURISDICTION

6. This Court has subject matter jurisdiction under 10 Del. C. § 6501, which provides this Court with jurisdiction “to declare rights, status and other legal relations whether or not further relief is or could be claimed,” and 8 Del. C. § 111, which provides this Court with jurisdiction over “[a]ny civil action to interpret, apply, enforce, or determine the validity of provisions” in the Agreement.

7. Personal jurisdiction is proper because Defendant consented to jurisdiction pursuant to Section 11.12 of the Agreement, titled in part “Jurisdiction,” which provides in relevant part that “[a]ny Action based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in the Court of Chancery of the State of Delaware, or if such court lacks jurisdiction, the state or federal courts in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court[.]”

8. On December 20, 2022, following months of negotiations between Plaintiff Acquiror and its counsel and Defendant and its counsel, Plaintiff Acquiror, Plaintiff Merger Sub, and Defendant executed the Agreement and Plan of Merger dated as of December 20, 2022, by and among 10X Capital Venture Acquisition Corp. III, 10X Sparks Merger Sub, Inc., and Sparks Energy, Inc. (the “Agreement”). The Agreement is attached hereto as Exhibit A. In connection with execution of the Agreement, Defendant identified (a) Echo Powerline Holdings, LLC, Echo Powerline LLC, and Sparks Unified, LLC as its wholly-owned subsidiaries, (b) NXS Powerline, Inc., OEDACK Energy LLC, 49% of Echo Power LLC, and Sparks OnPower, LLC as entities it would contribute or assign, and (c) certain vehicles and heavy equipment as assets it would contribute or assign.

9. Ottis Jarrada Sparks, founder, president, and sole stockholder of Defendant, executed the Agreement on behalf of Defendant.

10. On December 21, 2022, following execution of the Agreement, Defendant issued a press release confirming its entry into the Agreement. Defendant stated: “Sparks Energy, Inc. (‘Sparks’), a power infrastructure services firm and a leader in power restoration management, has entered into a merger agreement with 10X Capital Venture Acquisition Corp. III (NYSE: VCXB) (‘10X III’); the newly combined company will be listed on the New York Stock Exchange under the ticker symbol ‘SPKS’.” This statement remains on Defendant’s public website in the section titled “Investors: Resources and Information.”

11. The Agreement is a 100-page contract negotiated at arm’s-length by Plaintiff Acquiror and Defendant, each with the assistance of legal counsel. In the Agreement, Plaintiff Acquiror is designated by the defined term “Acquiror,” and Defendant is designated by the defined term “Company.”

12. Section 8.01(a) of the Agreement, titled “Support of Transaction,” provides that the “Acquiror and the Company shall each, and shall cause their respective Subsidiaries to[    ] use commercially reasonable efforts to assemble, prepare, and file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all governmental and regulatory consents required to be obtained in connection with the Transaction.”

13. Section 8.01(c) of the Agreement further provides that the Plaintiff Acquiror and Defendant shall “take such other action as may reasonably be necessary or as another party may reasonably request to satisfy the conditions of Article IX or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable.”

14. Section 8.02(a) of the Agreement, titled in part “Preparation of Registration Statement,” provides that the “[e]ach of Acquiror and the Company shall furnish all information concerning itself and its Subsidiaries, officers, directors, and holders of equity securities as may reasonably be requested by the other party in connection with such actions and the preparation of the Registration Statement and the Proxy Statement.”

15. On January 23, 2023—more than one month after it executed the Agreement—Defendant, through Mr. Sparks, advised Plaintiffs that it had taken the position that the Agreement was not a valid, binding merger agreement.

16. Defendant accordingly instructed its officers, employees, accountants, and legal counsel to cease work on the preparation of the Registration Statement.

17. On January 27, 2023, the Plaintiff Acquiror delivered to Defendant and its counsel via email a letter providing Defendant notice in accordance with Section 10.01(b)(i) of the Agreement that Defendant has committed a willful breach of certain covenants set forth in the Agreement, including:

a.	by failing to use its reasonable best efforts to make its officers and employees available to the Plaintiff Acquiror and its counsel in connection with the drafting of the Registration Statement by instructing its officers, employees, accountants, and legal counsel to cease work on the preparation of the Registration Statement; and

b.	by failing to provide to the Plaintiff Acquiror financial statements for use in the Registration Statement.

This letter is attached hereto as Exhibit B.

18. To date, Defendant has provided no response to this letter and has maintained its position that it is not bound by the Agreement.

COUNT ONE – DECLARATORY JUDGMENT

19. Plaintiffs repeat and reallege the foregoing allegations as if fully set forth herein.

20. Plaintiffs and Defendant negotiated the Agreement at arm’s-length and executed the Agreement on December 20, 2022. The executed Agreement is attached as Exhibit 1.

21. Defendant has instructed its officers, employees, accountants, and legal counsel to cease work on the preparation of the Registration Statement.

22. In connection with its refusal to progress toward closing of the merger in accordance with the terms of the Agreement, Defendant has taken the position that the Agreement is not a binding contract enforceable against Defendant.

23. Defendant has further taken the position that because the Agreement is not binding upon it, Defendant is not required to use commercially reasonable efforts to assemble, prepare and file any information as may be reasonably necessary to obtain as promptly as practicable all governmental and regulatory consents required to be obtained in connection with the merger, and Defendant is not required to take such other action as may reasonably be necessary or as another party may reasonably request to satisfy closing conditions and to consummate the merger as soon as practicable.

24. Plaintiffs disagree with Defendant’s positions in light of the Agreement and take the positions that the Agreement is a binding contract enforceable against Defendant and that Section 8.01(a) of this Agreement requires Defendant to use commercially reasonable efforts to assemble, prepare and file any information as may be reasonably necessary to obtain as promptly as practicable all governmental and regulatory consents required to be obtained in connection with the merger, and Section 8.01(c) of this Agreement requires Defendant to take such other action as may reasonably be necessary or as another party may reasonably request to satisfy closing conditions and to consummate the merger as soon as practicable.

25. Accordingly, there is a litigable dispute that requires resolution.

PRAYER FOR RELIEF

Wherefore, Plaintiffs respectfully request that this Court grant judgment for Plaintiffs:

A.	Declaring that the Agreement is a binding and enforceable contract between and among Plaintiffs and Defendant, and that the Agreement requires Defendant (1) to use commercially reasonable efforts to assemble, prepare and file any information as may be reasonably necessary to obtain as promptly as practicable all governmental and regulatory consents required to be obtained in connection with the merger, and (2) to take such other action as may reasonably be necessary or as another party may reasonably request to satisfy closing conditions and to consummate the merger as soon as practicable.

B.	Awarding Plaintiffs their reasonable attorney’s fees and costs incurred in this action; and

C.	Awarding Plaintiffs any such additional and further relief as the Court may deem proper and just.

/s/ Raymond J. DiCamillo
OF COUNSEL: Blair G. Connelly Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200 Dated: January 30, 2023

Raymond J. DiCamillo (#3188)

Kevin M. Gallagher (#5337)

Caroline M. McDonough (#6870)

Nicholas F. Mastria (#7085)

Richards, Layton & Finger, P.A.

920 North King Street

Wilmington, Delaware 19801

(302) 651-7700

Attorneys for Plaintiffs